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                                                                    Exhibit (21)

                            SUBSIDIARIES OF COMPANY


Registrant:
  PURITAN-BENNETT CORPORATION


Subsidiaries of Registrant:
                                                        Place of
                    Name                             Incorporation
                    ----                             -------------

  Puritan-Bennett International, Inc.                Guam
  Puritan-Bennett Canada, Ltd.                       Canada
  Puritan-Bennett International Corp.                Maryland
  Puritan-Bennett Aero Systems Co.                   California
  Puritan-Bennett UK Limited                         United Kingdom
  Puritan-Bennett (HK) Limited                       Hong Kong
  Puritan-Bennett France SARL                        France
  Medicomp, Inc. (56% held by Registrant)            Florida
  Puritan-Bennett Italia S.r.l.                      Italy
  Puritan-Bennett Australia PTY. Limited             Australia
  Puritan-Bennett Nederland B.V.                     The Netherlands
  Puritan-Bennett Holdings Ireland Limited           Ireland
  Puritan-Bennett (Ireland) Limited                  Ireland
  Puritan-Bennett de Mexico S.A. de C.V.             Mexico
  Puritan-Bennett Helsinki OY                        Finland
  Puritan-Bennett Hoyer GmbH (50% held by
   Registrant)                                       Germany
  SEFAM S.A.                                         France
  Puritan-Bennett France Holdings S.A.               France
  Lit Dupont S.A. (80% held by SEFAM S.A.)           France
  Puritan-Bennett Ireland Distribution Limited       Ireland

  All of the above Subsidiaries are included in Registrant's consolidated financial statements and are wholly-owned by Registrant, unless otherwise indicated.